                                                                    EXHIBIT 3.31

                             CERTIFICATE OF MERGER

                                      OF

               LORETEX CORPORATION (a Massachusetts corporation)

                                     INTO

                 LORETEX CORPORATION (a New York corporation)

               UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW
               -------------------------------------------------

     WE, THE UNDERSIGNED, Thomas F. Coleman and Stephen W. Wales, being respectively the Vice President and the Clerk of LORETEX CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Massachusetts, and N. W. Pandell and Alan B. Winsor, being respectively the President and the Secretary of LORETEX CORPORATION, a corporation organized and existing under the laws of the State of New York, hereby CERTIFY:

     1.    (a)  The name of each constituent corporation is as follows:
           LORETEX CORPORATION, a Massachusetts corporation
           LORETEX CORPORATION, a New York corporation

           (b) The name under which LORETEX CORPORATION, a New York corporation, was formed is OLVIND LORENTZEN, INC., pursuant to Certificate of Incorporation filed by the Department of State on March 14, 1947.

           (c) The name of the surviving corporation is LORETEX CORPORATION, a New York corporation, and following the merger its name shall be LORETEX CORPORATION.

     2. As to each constituent corporation, the designation of each class and series and the voting rights thereof are as follows: and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                                                                                                             Share entitled to
                           Designation and number of Shares in             Class or Series of                 Vote as a Class
Name of Corporation          each Class or Series outstanding            Shares entitled to Vote                 or Series
--------------------   ------------------------------------------   ----------------------------------   --------------------------
LORETEX                    175 shares common stock, without                  Common stock                          None
CORPORATION                           par value
(MA)

LORETEX                    1,750 shares common stock, without                Common stock                          None
CORPORATION                           par value
(NY)

     3. No amendments to or changes in the Certificate of Incorporation of the surviving corporation, as amended to date, will be effected by this Certificate of Merger.

     4. (a) The date when the Certificate of Incorporation of each constituent New York corporation was filed by the Department of State is as follows:


             Name of Corporation               Date of Incorporation
             -------------------               ---------------------
             LORETEX CORPORATION               March 14, 1947

          (b) The date when the Articles of Incorporation of each constituent foreign corporation was filed is as follows:


             Name of Corporation               Date of Incorporation
             -------------------               ---------------------
             LORETEX CORPORATION               March 30, 1983


          (c) LORETEX CORPORATION, a Massachusetts corporation, has never applied for authority to do business in the State of New York nor has it ever conducted business in the State of New York.


     5. The merger was adopted by each constituent corporation in the following manner:

          (a) As to LORETEX CORPORATION, a New York corporation, by the unanimous written consent of its shareholders.

          (b) LORETEX CORPORATION, a Massachusetts corporation, has complied with all applicable provisions of the laws of the Commonwealth of Massachusetts in which it is incorporated and its merger is permitted by such law. The manner in which the merger was authorized with respect to said corporation was by the unanimous written consent of its shareholders.

     IN WITNESS WHEREOF, we have signed this Certificate of Merger on the 30th day of June, 1983 and we affirm the statements contained therein as true under penalties of perjury.

                                           LORETEX CORPORATION
                                           (of Massachusetts)


                                           By: /s/ Thomas F. Coleman
                                              ----------------------------------
                                               Thomas F. Coleman, Vice President


                                           /s/ Stephen W. Wales
                                           _____________________________________
                                           Stephen W. Wales, Clerk*

                                           LORETEX CORPORATION
                                           (of New York)


                                           By: /s/ N. W. Pandell
                                              ----------------------------------
                                               N. W. Pandell, President


                                           /s/ Alan B. Winsor
                                           _____________________________________
                                           Alan B. Winsor, Secretary

                    *Under the Massachusetts Business Corporation Law
               (General Laws, Chapter 156B, Section 48), Clerk is an officer of the corporation.

                                      3-